UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2006

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware		20-0833098
(State or other	001-32225	(I.R.S. Employer
jurisdiction of incorporation)	(Commission File Number)	Identification Number)

100 Crescent Court,
Suite 1600
Dallas, Texas
(Address of principal	75201-6915
executive offices)	(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     The following information is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”
     On April 19, 2006, Holly Energy Partners, L.P. (the “Partnership”) issued a press release announcing that it is exploring the possibility of constructing a new petroleum products pipeline from Salt Lake City, Utah to Las Vegas, Nevada.
     A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.
     In accordance with General Instruction B.2. of Form 8-K, the information furnished in this report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically incorporates it by reference in a document filed under the Exchange Act or the Securities Act of 1933. By filing this report on Form 8-K and furnishing this information, the Partnership makes no admission as to the materiality of any information in this report, including Exhibit 99.1, or that any such information includes material investor information that is not otherwise publicly available.
     The information contained in this report on Form 8-K, including the information contained in Exhibit 99.1, is intended to be considered in the context of the Partnership’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Partnership may make, by press release or otherwise from time to time. The Partnership disclaims any current intention to revise or update the information contained in this report, including the information contained in Exhibit 99.1, although the Partnership may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
          99.1 — Press Release of the Partnership issued April 19, 2006.*

* Furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.
By:	HEP Logistics Holdings, L.P.
its General Partner

	By:	Holly Logistic Services, L.L.C.
its General Partner

		By:	/s/ Scott C. Surplus
Scott C. Surplus
Vice President and Controller
Date: April 20, 2006

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

99.1 —	Press Release of the Partnership issued April 19, 2006.